Exhibit 99.1

Financial Contact: John Anderson Knowles Investor Relations Email: investorrelations@knowles.com

Knowles Reports Q2 2022 Financial Results and Announces Restructuring Program

Q2 Gross Margin of 41.3% and Non-GAAP Gross Margin of 41.5%, at the midpoint of guidance range
Q2 Precision Devices and Hearing Health Revenue both up 19% year-over-year
Restructuring Program expected to accelerate achievement of mid-term financial targets

ITASCA, Ill., August 2, 2022 - Knowles Corporation (NYSE: KN) ("Knowles" or the "Company"), a market leader and global provider of advanced micro-acoustic microphones and balanced armature speakers, audio solutions, and high performance capacitors and radio frequency (“RF”) products, today announced results for the quarter ended June 30, 2022.

"Knowles continues to execute and delivered Gross Margins, Non-GAAP Earnings per Share and Free Cash Flow at or above our guided ranges despite market headwinds in consumer electronics," commented Chief Executive Officer Jeffrey Niew. "Our results were driven by continued strength across Precision Devices and Hearing Health, which demonstrates the resilience of these businesses in the face of macroeconomic headwinds."

"In line with our strategy to focus Knowles on our highest margin products and markets, today we announce a restructuring program to further decrease exposure to the commodity MEMS microphone business and expect this action to result in $25-$30 million of annualized savings. While demand and inventory levels are challenging in the consumer electronics markets, our strategy positions us well to grow profitability when demand returns. This, coupled with our optimized cost structure, is expected to accelerate our achievement of the mid-term Adjusted EBIT and Free Cash Flow margin targets introduced in November 2021."

Financial Highlights
The following table highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis (in millions, except per share data):

	Q2-22	Q1-22	Q2-21
Revenues	$188.0	$201.4	$199.8
Gross profit	$77.7	$83.3	$83.7
(as a % of revenues)	41.3%	41.4%	41.9%
Non-GAAP gross profit	$78.1	$83.8	$84.8
(as a % of revenues)	41.5%	41.6%	42.4%
Diluted (loss) earnings per share*	$(2.64)	$0.19	$0.18
Non-GAAP diluted earnings per share	$0.33	$0.35	$0.31
* Current period results include $239.8 million in goodwill impairment charges for the Mobile Consumer Electronics reporting unit, $7.2 million in stock-based compensation, $0.5 million in restructuring charges, $3.0 million in intangibles amortization expense, and $3.4 million for an adjustment to pre-spin-off pension obligations that are excluded from non-GAAP results.

Third Quarter 2022 Outlook
The forward looking guidance for the quarter ending September 30, 2022 is as follows:

	GAAP	Adjustments	Non-GAAP
Revenues	$170 to $185 million	—	$170 to $185 million
Gross Profit Margin	16.0% to 18.0%	21.0%	37.0% to 39.0%
EPS	$(0.37) to $(0.33)	$0.54	$0.17 to $0.21

Q3 2022 GAAP results are expected to include approximately $0.42 per share in restructuring charges, $0.08 per share in stock-based compensation, and $0.04 per share in amortization of intangibles.

Restructuring Program
Knowles announced a restructuring program within its Audio segment designed to right size manufacturing capacity and operating expenses in its MEMS Microphones product line. Restructuring charges are expected to be $35-$45 million, including $23-$28 million in cash payments, with estimated annualized savings of $25-$30 million. This restructuring program is expected to be completed in the fourth quarter of 2022.

Non-GAAP Financial Measures
In addition to the GAAP results included in this press release, Knowles has presented supplemental non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes, non-GAAP diluted earnings per share, free cash flow, as well as other metrics on a non-GAAP basis that exclude certain amounts that are included in the most directly comparable GAAP measure to facilitate evaluation of Knowles’ operating performance. Non-GAAP results are not presented in accordance with GAAP. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles’ performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance including, for example, stock-based compensation, certain intangibles amortization expense, impairment charges, restructuring, production transfer costs, and other charges which management considers to be outside our core operating results. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation table accompanying this release.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://investor.knowles.com. The live webcast will begin today at 3:30 p.m. Central time. The webcast replay will be available after 7:00 p.m. Central time today.

Investors can also listen to the conference call at 3:30 p.m. Central time today by calling (844) 200-6205 (United States) or (833) 950-0062 (International) and entering conference ID 838428. The conference call replay will be available after 7:00 p.m. Central time today through 11:59 p.m. Central time on August 9, 2022 at (866) 813- 9403 (United States) or (226) 828-7578 (International). The conference ID is 991848.

About Knowles
Knowles is a market leader and global provider of advanced micro-acoustic microphones and balanced armature speakers, audio solutions, and high performance capacitors and RF products, serving the consumer electronics, medtech, defense, electric vehicle, industrial, and communications markets. Knowles uses its leading position in SiSonic™ micro-electro-mechanical systems ("MEMS") microphones and strong capabilities in audio processing technologies to optimize audio systems and improve the user experience across consumer applications. Knowles is also a leader in hearing health acoustics, high performance capacitors, and RF solutions for a diverse set of markets. Knowles’ focus on the customer, combined with unique technology, proprietary manufacturing techniques, and global operational expertise, enables it to deliver innovative solutions across multiple applications. Founded in 1946 and headquartered in Itasca, Illinois, Knowles is a global organization with employees in over a dozen countries. The Company continues to invest in high value solutions to diversify its revenue and increase exposure to high growth markets. For more information, visit knowles.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, such as statements about our future plans, objectives, expectations, financial performance, and continued business operations, including statements related to the expected impact of our restructuring program and estimates of timing and amounts of restructuring charges. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this news release are based on currently available information and the current expectations, forecasts, and assumptions of Knowles’ management concerning risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated, or implied in these statements, including risks relating to the timing and execution of the restructuring program, and risks related to the COVID-19 pandemic and governmental responses to it, including but not limited to, the impact on our supply chain, and customer demand. Other risks and uncertainties include, but are not limited to: unforeseen changes in MEMS microphone demand from our largest customers, in particular, two North American, a Korean, and Chinese OEM customers; our ongoing ability to execute our strategy to diversify our end markets and customers; our ability to stem or overcome price erosion in our segments; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; risks associated with increasing our inventories in advance of anticipated orders by customers; global economic instability; the impact of changes to laws and regulations that affect the Company’s ability to offer products or services to customers in different regions; our ability to achieve reductions in our operating expenses; the ability to qualify our products and facilities with customers; our ability to obtain, enforce, defend or monetize our intellectual property rights; disruption caused by a cybersecurity incident, including a cyber attack, cyber breach, theft, or other unauthorized access; difficulties or delays in and/or the Company’s inability to realize expected cost synergies from its acquisitions; increases in the costs of critical raw materials and components; availability of raw materials and components; managing new product ramps and introductions for our customers; our dependence on a limited number of large customers; our ability to maintain and expand our existing relationships with leading OEMs in order to maintain and increase our revenue; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble, and test our products and sub-components; escalating international trade tensions, new or increased tariffs and trade wars among countries; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company; market risk associated with fluctuations in commodity prices, particularly for various precious metals used in our manufacturing operation, changes in tax laws, changes in tax rates and exposure to additional tax liabilities; and other risks, relevant factors, and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR SUPPLEMENT - SECOND QUARTER 2022

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Quarter Ended
	June 30, 2022	March 31, 2022	June 30, 2021
Revenues	$188.0	$201.4	$199.8
Cost of goods sold	110.3	118.1	116.1
Gross profit	77.7	83.3	83.7
Research and development expenses	21.3	23.1	24.6
Selling and administrative expenses	30.7	32.3	36.7
Impairment charges	239.8	—	—
Restructuring charges	0.5	6.6	0.1
Operating expenses	292.3	62.0	61.4
Operating (loss) earnings	(214.6)	21.3	22.3
Interest expense, net	0.8	0.8	4.1
Other expense (income), net	1.7	(0.5)	(0.6)
(Loss) earnings before income taxes and discontinued operations	(217.1)	21.0	18.8
Provision for income taxes	25.8	2.9	1.4
(Loss) earnings from continuing operations	(242.9)	18.1	17.4
Earnings from discontinued operations, net	—	—	0.2
Net (loss) earnings	$(242.9)	$18.1	$17.6

(Loss) earnings per share from continuing operations:
Basic	$(2.64)	$0.20	$0.19
Diluted	$(2.64)	$0.19	$0.18

Earnings per share from discontinued operations:
Basic	$—	$—	$—
Diluted	$—	$—	$0.01

Net (loss) earnings per share:
Basic	$(2.64)	$0.20	$0.19
Diluted	$(2.64)	$0.19	$0.19

Weighted-average common shares outstanding:
Basic	92.0	92.3	92.5
Diluted	92.0	94.3	94.9

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Six Months Ended
	June 30, 2022	June 30, 2021
Revenues	$389.4	$400.8
Cost of goods sold	228.4	239.1
Gross profit	161.0	161.7
Research and development expenses	44.4	47.9
Selling and administrative expenses	63.0	72.9
Impairment charges	239.8	—
Restructuring charges	7.1	0.3
Operating expenses	354.3	121.1
Operating (loss) earnings	(193.3)	40.6
Interest expense, net	1.6	8.1
Other expense (income), net	1.2	(1.5)
(Loss) earnings before income taxes and discontinued operations	(196.1)	34.0
Provision for income taxes	28.7	4.1
(Loss) earnings from continuing operations	(224.8)	29.9
Earnings from discontinued operations, net	—	0.2
Net (loss) earnings	$(224.8)	$30.1

(Loss) earnings per share from continuing operations:
Basic	$(2.44)	$0.32
Diluted	$(2.44)	$0.31

Earnings per share from discontinued operations:
Basic	$—	$0.01
Diluted	$—	$0.01

Net (loss) earnings per share:
Basic	$(2.44)	$0.33
Diluted	$(2.44)	$0.32

Weighted-average common shares outstanding:
Basic	92.2	92.4
Diluted	92.2	95.0

KNOWLES CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except per share amounts)
(unaudited)

	Quarter Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Gross profit	$77.7	$83.3	$83.7	$161.0	$161.7
Gross profit as % of revenues	41.3%	41.4%	41.9%	41.3%	40.3%
Stock-based compensation expense	0.4	0.5	0.4	0.9	0.8
Other (2)	—	—	0.7	—	0.7
Non-GAAP gross profit	$78.1	$83.8	$84.8	$161.9	$163.2
Non-GAAP gross profit as % of revenues	41.5%	41.6%	42.4%	41.6%	40.7%
Research and development expenses	$21.3	$23.1	$24.6	$44.4	$47.9
Stock-based compensation expense	(1.4)	(1.6)	(1.6)	(3.0)	(3.1)
Intangibles amortization expense	(1.6)	(1.6)	(1.4)	(3.2)	(2.9)
Other (2)	—	(0.2)	(0.1)	(0.2)	(0.1)
Non-GAAP research and development expenses	$18.3	$19.7	$21.5	$38.0	$41.8
Selling and administrative expenses	$30.7	$32.3	$36.7	$63.0	$72.9
Stock-based compensation expense	(5.4)	(5.5)	(5.4)	(10.9)	(14.6)
Intangibles amortization expense	(1.4)	(1.5)	(2.5)	(2.9)	(4.3)
Other (2)	—	(0.1)	(0.7)	(0.1)	(1.2)
Non-GAAP selling and administrative expenses	$23.9	$25.2	$28.1	$49.1	$52.8
Operating expenses	$292.3	$62.0	$61.4	$354.3	$121.1
Stock-based compensation expense	(6.8)	(7.1)	(7.0)	(13.9)	(17.7)
Intangibles amortization expense	(3.0)	(3.1)	(3.9)	(6.1)	(7.2)
Impairment charges	(239.8)	—	—	(239.8)	—
Restructuring charges	(0.5)	(6.6)	(0.1)	(7.1)	(0.3)
Other (2)	—	(0.3)	(0.8)	(0.3)	(1.3)
Non-GAAP operating expenses	$42.2	$44.9	$49.6	$87.1	$94.6
(Loss) earnings from continuing operations	$(242.9)	$18.1	$17.4	$(224.8)	$29.9
Interest expense, net	0.8	0.8	4.1	1.6	8.1
Provision for income taxes	25.8	2.9	1.4	28.7	4.1
(Loss) earnings from continuing operations before interest and income taxes	(216.3)	21.8	22.9	(194.5)	42.1
(Loss) earnings from continuing operations before interest and income taxes as % of revenues	(115.1)%	10.8%	11.5%	(49.9)%	10.5%
Stock-based compensation expense	7.2	7.6	7.4	14.8	18.5
Intangibles amortization expense	3.0	3.1	3.9	6.1	7.2
Impairment charges	239.8	—	—	239.8	—
Restructuring charges	0.5	6.6	0.1	7.1	0.3
Other (2)	3.4	0.3	1.5	3.7	2.0
Adjusted earnings from continuing operations before interest and income taxes	$37.6	$39.4	$35.8	$77.0	$70.1
Adjusted earnings from continuing operations before interest and income taxes as % of revenues	20.0%	19.6%	17.9%	19.8%	17.5%

	Quarter Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Interest expense, net	$0.8	$0.8	$4.1	$1.6	$8.1
Interest expense, net non-GAAP reconciling adjustments (3)	—	—	2.0	—	3.9
Non-GAAP interest expense	$0.8	$0.8	$2.1	$1.6	$4.2

Provision for income taxes	$25.8	$2.9	$1.4	$28.7	$4.1
Income tax effects of non-GAAP reconciling adjustments (4)	(20.7)	2.1	2.2	(18.6)	3.9
Non-GAAP provision for income taxes	$5.1	$5.0	$3.6	$10.1	$8.0

(Loss) earnings from continuing operations	$(242.9)	$18.1	$17.4	$(224.8)	$29.9
Non-GAAP reconciling adjustments (5)	253.9	17.6	12.9	271.5	28.0
Interest expense, net non-GAAP reconciling adjustments (3)	—	—	2.0	—	3.9
Income tax effects of non-GAAP reconciling adjustments (4)	(20.7)	2.1	2.2	(18.6)	3.9
Non-GAAP net earnings	$31.7	$33.6	$30.1	$65.3	$57.9

Diluted (loss) earnings per share from continuing operations	$(2.64)	$0.19	$0.18	$(2.44)	$0.31
Earnings per share non-GAAP reconciling adjustment	2.97	0.16	0.13	3.12	0.29
Non-GAAP diluted earnings per share	$0.33	$0.35	$0.31	$0.68	$0.60

Diluted average shares outstanding	92.0	94.3	94.9	92.2	95.0
Non-GAAP adjustment (6)	3.4	2.0	1.1	3.6	0.8
Non-GAAP diluted average shares outstanding (6)	95.4	96.3	96.0	95.8	95.8

Notes:
(1) In addition to the GAAP financial measures included herein, Knowles has presented certain non-GAAP financial measures that exclude certain amounts that are included in the most directly comparable GAAP measures. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles' performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles' opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.
(2)    In 2022, Other expenses represent an adjustment to pre-spin-off pension obligations of $3.4 million, which was recorded during the second quarter of 2022 in the Other expense (income), net line on the Consolidated Statements of Earnings, and the ongoing net lease cost related to facilities not used in operations. In 2021, Other expenses represent the ongoing net lease cost related to facilities not used in operations and expenses related to the acquisition of Integrated Microwave Corporation by the Precision Devices segment.
(3)    Under GAAP in effect for the Company through 2021, certain convertible debt instruments that may be settled in cash (or other assets) upon conversion were required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflected the issuer’s nonconvertible debt borrowing rate. Accordingly, for GAAP purposes we were required to recognize imputed interest expense on the Company’s $172.5 million of convertible senior notes due November 1, 2021 that were issued in a private placement in May 2016. The imputed interest rate for the convertible notes was 8.12%, while the actual coupon interest rate of the notes was 3.25%. The difference between the imputed interest expense and the coupon interest expense was excluded from management’s assessment of the Company’s operating performance because management believes that this non-cash expense was not indicative of its core, ongoing operating performance.
(4)    Income tax effects of non-GAAP reconciling adjustments are calculated using the applicable tax rates in the jurisdictions of the underlying adjustments.
(5)    The non-GAAP reconciling adjustments are those adjustments made to reconcile (Loss) earnings from continuing operations before interest and income taxes to Adjusted earnings from continuing operations before interest and income taxes.
(6)    The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method. In addition, the Company entered into convertible note hedge transactions that expired upon maturity of the convertible notes to offset any potential dilution from the convertible notes. Although the anti-dilutive impact of the convertible note hedges was not reflected under GAAP, the Company included the anti-dilutive impact of the convertible note hedges in non-GAAP diluted average shares outstanding, if applicable.

KNOWLES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)
(unaudited)

	June 30, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$47.7	$68.9
Receivables, net of allowances of $0.2	127.8	146.6
Inventories, net	188.8	153.1
Prepaid and other current assets	14.4	11.7
Total current assets	378.7	380.3
Property, plant, and equipment, net	182.2	200.8
Goodwill	702.1	941.3
Intangible assets, net	91.2	97.3
Operating lease right-of-use assets	14.7	17.4
Other assets and deferred charges	89.5	94.5
Total assets	$1,458.4	$1,731.6

Current liabilities:
Accounts payable	$64.4	$90.9
Accrued compensation and employee benefits	24.5	42.8
Operating lease liabilities	9.9	11.4
Other accrued expenses	23.3	19.4
Federal and other taxes on income	27.0	1.7
Total current liabilities	149.1	166.2
Long-term debt	73.0	70.0
Deferred income taxes	0.5	0.6
Long-term operating lease liabilities	10.1	14.7
Other liabilities	22.1	20.6
Commitments and contingencies
Stockholders' equity:
Preferred stock - $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 400,000,000 shares authorized; 96,254,641 and 91,990,963 shares issued and outstanding at June 30, 2022, respectively, and 95,112,778 and 91,894,980 shares issued and outstanding at December 31, 2021, respectively	1.0	1.0
Treasury stock - at cost; 4,263,678 and 3,217,798 shares at June 30, 2022 and December 31, 2021, respectively	(84.7)	(62.4)
Additional paid-in capital	1,650.9	1,639.4
Accumulated deficit	(242.9)	(18.1)
Accumulated other comprehensive loss	(120.7)	(100.4)
Total stockholders' equity	1,203.6	1,459.5
Total liabilities and stockholders' equity	$1,458.4	$1,731.6